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                                                                       EXHIBIT 5

                               MCBRIDE BAKER & COLES
                              500 WEST MADISON STREET
                                     40TH FLOOR
                              CHICAGO, ILLINOIS  60661



                                  March 26, 1998



The Board of Directors of
Hach Company
5600 Lindbergh Drive
Loveland, Colorado  80537

     Re:   REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

     We have acted as legal counsel for Hach Company, a Delaware corporation (the "Company"), in connection with the Company's preparation of the above-referenced is made to the form of the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission (the "Commission") on or about March 26, 1998 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act") and the proxy statement/prospectus included therein (the "Proxy Statement/Prospectus"). The Registration Statement and Proxy Statement/Prospectus relate to the registration by the Company of up to 755,645 shares of Common Stock and 331,543 shares of Class A Common Stock of the Company (collectively, the "Shares"), which will be issuable to holders of capital stock of Environmental Test Systems, Inc., an Indiana corporation ("ETS"), in the proposed merger (the "Merger") of a wholly-owned subsidiary of the Company with and into ETS pursuant to an Agreement and Plan of Merger dated as of January 21, 1998. At your request, this opinion is being furnished to you for filing as EXHIBIT 5 to the Registration Statement.

     In connection herewith, we have examined: (i) the Form S-4 and the Proxy Statement/Prospectus; (ii) the Amended and Restated Certificate of Incorporation, as amended, and the Bylaws as amended, of the Company; (iii) the corporate minutes and proceedings of the Company applicable to filing of the Form S-4; (iv) such other proceedings, documents and records as we deem necessary or appropriate for the purpose of making this opinion. In making such examinations, we have assumed the genuineness of all signatures on all documents and conformed originals to all copies submitted to us as conformed or photocopies.

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     In addition to such examination, we have ascertained or vertified such additional facts as we deem necessary or appropriate for purposes of this opinion. However, as to various questions of fact material to our opinion, we have relied upon representations, statements or certificates of officers, directors, or representatives of the Company or others.

     Based upon the foregoing examination, and in reliance thereon, we are of the opinion that

     1. The Company has been legally incorporated and is validly existing under the laws of the State of Delaware; and

     2. When the conditions to the transactions contemplated by the Merger Agreement shall have been satisfied or waived and the Registration Statement has become effective, and subject to the terms of the Company's Common Stocks being otherwise in compliance with applicable law, then all Shares issuable on the effectiveness of the Merger will be legally issued, fully paid and non-assessable shares of Common Stocks of the Company.

     The foregoing opinion is subject to (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) with respect to the enforceability of any agreement to general principles of equity (regardless of whether such enforceability is considered in an action at law or in equity).

     We are qualified to practice law in the State of Illinois and do not purport to be an expert on, or to express any opinion herein concerning any law other than the laws of the State of Illinois, the corporation laws of the State of Delaware, and the federal laws of the United States. Without limiting the generality of the foregoing, we express no opinion as to the effect of the law of any jurisdiction other than the State of Illinois or the corporate law of Delaware.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "LEGAL MATTERS" in the Proxy Statement/Prospectus. In giving this consent we do not admit that we have come within the category of persons whose consent is required under Section 7 of the Act or the Rules or Regulations of the Commission promulgated thereunder.

                                       Very truly yours,

                                       MCBRIDE BAKER & COLES